UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 18, 2013 (December 13, 2013)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 13, 2013, Penn Virginia Corporation (the “Company”), through its indirect wholly owned subsidiary, Penn Virginia Oil & Gas, L.P. (“PVOG”), entered into a Purchase and Sale Agreement (the “PSA”) with Ted Collins, Jr. (“Collins”), Plein Sud Holdings, LLC (“Plein Sud”) and HPIP Lavaca, LLC, a newly formed affiliate of ArcLight Capital Partners, LLC (“HPIP”), providing for HPIP’s purchase from PVOG, Collins and Plein Sud (collectively, the “Sellers”) of the Sellers’ Eagle Ford Shale natural gas midstream assets for $100 million in cash (the “Transaction”). PVOG’s share of the $100 million purchase price is approximately $95 million.

The assets to be sold in the Transaction include a natural gas gathering and gas lift system including approximately 119 miles of pipelines and associated facilities located in Gonzales and Lavaca Counties, Texas.

The PSA contains customary representations and warranties and covenants, including provisions for indemnification, subject to the limitations described in the PSA.

The closing of the Transaction, which is expected to occur in the first quarter of 2014, is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2013, the Board of Directors (the “Board”) of the Company promoted John A. Brooks, previously Executive Vice President, Operations of the Company, to the position of Executive Vice President and Chief Operations Officer of the Company, effective January 1, 2014. In connection with his promotion, the Company increased Mr. Brooks’ annual base salary to $385,000, also effective as of January 1, 2014.

Mr. Brooks, age 52, has served as Executive Vice President, Operations of the Company since February 2013. He also served as Senior Vice President from February 2012 to February 2013, as Vice President of the Company from May 2008 to February 2012, as Vice President and Regional Manager of Penn Virginia Oil & Gas Corporation from October 2007 to February 2012, as Operations Manager of Penn Virginia Oil & Gas Corporation from January 2005 to October 2007 and as Drilling Manager of Penn Virginia Oil & Gas Corporation from February 2002 to January 2005.

On December 13, 2013, the Board elected Joan C. Sonnen, previously Vice President and Controller of the Company, to the position of Vice President, Chief Accounting Officer and Controller of the Company. There was no change in Ms. Sonnen’s compensation in connection with her election.

Ms. Sonnen, age 60, has served as Vice President and Controller of the Company since May 2010. Prior to joining the Company, Ms. Sonnen served as Chief Accounting Officer of Aspect Holdings, LLC, an oil and gas exploration and production company, from September 2006 to May 2010. Prior to joining Aspect Holdings, LLC, Ms. Sonnen served in various positions with Forest Oil Corporation, an oil and gas exploration and production company, from July 1989 to March 2005, including as Controller from 1993, Vice President from 1998 and Chief Accounting Officer from 2000.

Item 7.01.	Regulation FD Disclosure.

On December 16, 2013, the Company issued a press release announcing the Transaction. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On December 17, 2013, the Company issued a press release announcing the promotion of Mr. Brooks. The press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of PVA under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Penn Virginia Corporation dated December 16, 2013.

99.2	Press Release of Penn Virginia Corporation dated December 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2013

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Penn Virginia Corporation dated December 16, 2013.

99.2	Press Release of Penn Virginia Corporation dated December 17, 2013.

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